BY SIGNING AND DATING THE BACK OF THIS CARD, YOU AUTHORIZE THE PROXIES TO VOTE EACH PROPOSAL AS MARKED. IF NOT MARKED, THE PROXIES WILL VOTE "FOR" EACH PROPOSAL, AND AS THEY SEE FIT ON ANY OTHER MATTER AS MAY PROPERLY COME BEFORE THE MEETING. IF YOU DO NOT INTEND TO PERSONALLY ATTEND THE MEETING, PLEASE COMPLETE AND MAIL THIS CARD AT ONCE IN THE ENCLOSED ENVELOPE.

                      IMPACT MANAGEMENT INVESTMENT TRUST
       PROXY FOR SPECIAL MEETING OF SHAREHOLDERS - JANUARY 14, 1998

The undersigned hereby constitutes and appoints Allen Zeolla with power of substitution, as proxy to appear and vote all of the shares of beneficial interest standing in the name of the undersigned on the record date at the special meeting of shareholders of IMPACT Management Investment Trust to be held at the Radisson Hotel, Monroeville, PA on the 14th day of January, 1998 at 3:00 p.m. local time, or at any postponement or adjournment thereof; and the undersigned hereby instructs said proxy to vote as indicated on this proxy card.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED IN THE FOLLOWING ITEMS. IF NO CHOICE IS SPECIFIED, THEY WILL BE VOTED TO APPROVE EACH PROPOSAL. PLEASE REFER TO THE PROXY STATEMENT DISCUSSION OF THESE MATTERS. THIS PROXY IS SOLICITED ON BEHALF OF THE FUND'S BOARD OF TRUSTEES.

1.     To approve a new investment advisory agreement with Jordan
       American Holdings, Inc.

       FOR     /_/           AGAINST        /_/            ABSTAIN       /_/

2. To approve a Distribution Plan pursuant to Rule 12b-1 under the 1940 Act.

       FOR     /_/           AGAINST        /_/            ABSTAIN       /_/

3. To ratify the selection of Arthur F. Bell, Jr. & Associates, L.L.C. as independent public accountants of the Trust for the fiscal year ending September 30, 1998.

       FOR     /_/           AGAINST        /_/            ABSTAIN       /_/

4. To transact such other business as may properly come before the Meeting.


       SIGNATURE     SIGNATURE (JOINT OWNER)              DATE


PLEASE DATE AND SIGN NAME OR NAMES TO AUTHORIZE THE VOTING OF YOUR SHARES AS INDICATED ABOVE. WHERE SHARES ARE REGISTERED WITH JOINT OWNERS, ALL JOINT OWNERS SHOULD SIGN. PERSONS SIGNING AS AN EXECUTOR, ADMINISTRATOR, TRUSTEE OR OTHER REPRESENTATIVE SHOULD GIVE FULL TITLE AS SUCH.